Exhibit g.3

NUVEEN CLOSED-END FUNDS

RENEWAL OF INVESTMENT MANAGEMENT AGREEMENTS

This Agreement made this 24th day of July 2017 by and between the funds listed on Schedule A (the “Nuveen Closed-End Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”);

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund; and

WHEREAS, each Agreement terminates August 1, 2017 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 24-26, 2017, called for the purpose of reviewing each Agreement, have approved each Agreement and its continuance until August 1, 2018 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2018 and ratify and confirm the Agreements in all respects.

On behalf of The Nuveen Closed-End Funds
Listed on Schedule A

By:	/s/ Kevin J. McCarthy
Vice President

ATTEST:

/s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

By:	/s/ Gifford R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

Schedule A

TICKER SYMBOLS

Diversified Real Asset Income Fund	DRA
Nuveen All Cap Energy MLP Opportunities Fund	JMLP
Nuveen AMT-Free Municipal Credit Income Fund	NVG
Nuveen AMT-Free Municipal Value Fund	NUW
Nuveen AMT-Free Quality Municipal Income Fund	NEA
Nuveen Arizona Quality Municipal Income Fund	NAZ
Nuveen Build America Bond Fund	NBB
Nuveen Build America Bond Opportunity Fund	NBD
Nuveen California AMT-Free Quality Municipal Income Fund	NKX
Nuveen California Municipal Value Fund 2	NCB
Nuveen California Municipal Value Fund, Inc.	NCA
Nuveen California Quality Municipal Income Fund	NAC
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen Connecticut Quality Municipal Income Fund f	NTC
Nuveen Credit Strategies Income Fund	JQC
Nuveen Diversified Dividend and Income Fund	JDD
Nuveen Dow 30SM Dynamic Overwrite Fund	DIAX
Nuveen Energy MLP Total Return Fund	JMF
Nuveen Enhanced Municipal Value Fund	NEV
Nuveen Floating Rate Income Fund	JFR
Nuveen Floating Rate Income Opportunity Fund	JRO
Nuveen Georgia Quality Municipal Income Fund	NKG
Nuveen Global High Income Fund	JGH
Nuveen High Income 2020 Target Term Fund	JHY
Nuveen High Income December 2018 Target Term Fund	JHA
Nuveen High Income December 2019 Target Term Fund	JHD
Nuveen High Income November 2021 Target Term Fund	JHB
Nuveen Intermediate Duration Municipal Term Fund	NID
Nuveen Intermediate Duration Quality Municipal Term Fund	NIQ
Nuveen Maryland Quality Municipal Income Fund	NMY
Nuveen Massachusetts Quality Municipal Income Fund	NMT
Nuveen Michigan Quality Municipal Income Fund	NUM
Nuveen Minnesota Quality Municipal Income Fund	NMS
Nuveen Missouri Quality Municipal Income Fund	NOM
Nuveen Mortgage Opportunity Term Fund 2	JMT
Nuveen Mortgage Opportunity Term Fund	JLS
Nuveen Multi-Market Income Fund	JMM
Nuveen Municipal 2021 Target Term Fund	NHA
Nuveen Municipal Credit Income Fund	NZF
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen Municipal Value Fund, Inc.	NUV
Nuveen NASDAQ 100 Dynamic Overwrite Fund	QQQX
Nuveen New Jersey Municipal Value Fund	NJV
Nuveen New Jersey Quality Municipal Income Fund	NXJ
Nuveen New York AMT-Free Quality Municipal Income Fund	NRK
Nuveen New York Municipal Value Fund 2	NYV
Nuveen New York Municipal Value Fund, Inc.	NNY
Nuveen New York Quality Municipal Income Fund	NAN
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen North Carolina Quality Municipal Income Fund	NNC
Nuveen Ohio Quality Municipal Income Fund	NUO
Nuveen Pennsylvania Municipal Value Fund	NPN
Nuveen Pennsylvania Quality Municipal Income Fund	NQP
Nuveen Preferred and Income Term Fund	JPI

TICKER SYMBOLS
Nuveen Preferred Income Opportunities Fund	JPC
Nuveen Preferred Securities Income Fund	JPS
Nuveen Quality Municipal Income Fund	NAD
Nuveen Real Asset Income and Growth Fund	JRI
Nuveen Real Estate Income Fund	JRS
Nuveen S&P 500 Buy-Write Income Fund	BXMX
Nuveen S&P 500 Dynamic Overwrite Fund	SPXX
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Tax-Free Income Portfolio 2	NXQ
Nuveen Select Tax-Free Income Portfolio 3	NXR
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen Senior Income Fund	NSL
Nuveen Short Duration Credit Opportunities Fund	JSD
Nuveen Tax-Advantaged Dividend Growth Fund	JTD
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
Nuveen Texas Quality Municipal Income Fund	NTX
Nuveen Virginia Quality Municipal Income Fund	NPV